Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-215238

PROSPECTUS SUPPLEMENT

(To Prospectus Dated January 10, 2017)

$30,000,000

1,411,765 Common Stock

We are offering 1,411,765 shares of our common stock, par value $1.00 per share, by means of this prospectus supplement and the accompanying base prospectus.

Our common stock is listed on the NASDAQ Global Market, or NASDAQ, under the symbol “ISTR.” The last reported sales price of our common stock on NASDAQ on March 14, 2017 was $21.40 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and are eligible for reduced public company reporting requirements. Please see “About this Prospectus Supplement—Emerging Growth Company Status” in this prospectus supplement.

Investing in our common stock involves risks. Please carefully consider the risks discussed in “Risk Factors” beginning on page S-14 of this prospectus supplement, and in the documents incorporated by reference in this prospectus supplement, as well as the risk factors beginning on page 4 of the accompanying base prospectus.

	Per Share	Total
Public offering price	$21.25	$30,000,006
Underwriting discounts and commissions(1)	$1.0625	$1,500,000
Proceeds, before expenses, to us	$20.1875	$28,500,006

(1)	The underwriters will be reimbursed for certain expenses in this offering. See “Underwriting” for details.

The shares of common stock are being offered through the underwriters on a firm commitment basis. We have granted the underwriters a 30-day option to purchase up to 211,765 shares of our common stock at the same price and on the same terms.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System, the Louisiana Office of Financial Institutions or any other regulatory authority has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus. Any representation to the contrary is a criminal offense.

These securities are not deposits, savings accounts or other obligations of our bank subsidiary and are not insured or guaranteed by the FDIC or any other governmental agency.

Concurrently with this offering, and by means of a separate prospectus supplement and accompanying prospectus, we are offering approximately $15.5 million in aggregate principal amount of our subordinated notes. The closing of this offering is not conditioned upon the closing of the concurrent underwritten note offering, and the closing of the concurrent underwritten note offering is not conditioned upon the closing of this offering.

The underwriters expect to deliver the common stock in book entry form only, through the facilities of The Depository Trust Company, against payment on or about March 22, 2017.

Book-Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Lead Manager

RAYMOND JAMES

Co-Managers

HOVDE GROUP, LLC	PIPER JAFFRAY

The date of this prospectus supplement is March 17, 2017.

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless we state otherwise or the context otherwise requires, as used in this prospectus supplement, the terms “Investar,” “we,” “our,” and “us” refer to Investar Holding Corporation, the term “Citizens” refers to Citizens Bancshares, Inc., and the term “you” refers to a prospective investor.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered and the risks of investing in this offering of our common stock. The second part is the accompanying base prospectus, which gives more general information about the securities we may offer in one or more offerings from time to time under our shelf registration statement, some of which may not apply to this offering of common stock. Generally, when we refer to the “prospectus,” we are referring to this prospectus supplement and the accompanying base prospectus combined as one document, including the documents incorporated by reference herein and therein. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the common stock being offered and other information you should know before investing. See “Where You Can Find More Information” in this prospectus.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. To the extent that the information in the prospectus supplement differs from information in the accompanying base prospectus or any document incorporated by reference filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. The information contained in this prospectus supplement or the accompanying base prospectus is only accurate and complete as of the dates shown in such documents, and any information we have incorporated by reference herein is only accurate and complete as of the date of the document incorporated by reference (or, with respect to particular information contained in such document, as of the date set forth within such document as the date as of which such particular information is provided), regardless of the time of delivery of this prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since such dates.

We are offering to sell our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus by any person in any jurisdiction in which it is unlawful for that person to make that offer or solicitation. Neither the underwriters nor we are making any representation to you regarding the legality of an investment in our common stock by you under applicable laws. You should consult your own legal, tax and business advisors regarding an investment in our common stock. Information in this prospectus is not legal, tax or business advice to any prospective investor.

Unless otherwise expressly stated or the context otherwise requires, all information in this prospectus assumes that the option to purchase additional shares granted to the underwriters is not exercised in whole or in part. Except as discussed under “—Recent Developments—Pending Merger with Citizens Bancshares” or as otherwise expressly stated, the discussion of Investar does not take into account the completion of our proposed merger with Citizens Bancshares.

Market Data

We obtained the statistical and other market data used in this prospectus supplement from independent industry sources and publications as well as from research reports prepared by third parties. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although we believe that this information is reliable, we have not independently verified such information. Our internal data, estimates and forecasts are based on information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions. All estimates, forecasts and assumptions are necessarily subject to a high degree of risk due to a variety of factors, including those described in the “Risk Factors” section and elsewhere in this prospectus supplement.

Emerging Growth Company Status

We are an “emerging growth company” as defined in the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of reduced reporting requirements and are relieved of certain other significant regulatory requirements that are otherwise generally applicable to public companies. As an emerging growth company,

•	we are exempt from the requirement to obtain an attestation report from our auditors on management’s assessment of our internal control over financial reporting under the Sarbanes-Oxley Act of 2002;

•	we may choose to not adopt new or revised accounting standards until they would apply to private companies;

•

we may elect to not comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;

•	we are permitted to provide reduced disclosure about our executive compensation arrangements, which means we do not have to include, among other things, a compensation discussion and analysis; and

•	we are not required to give our shareholders non-binding advisory votes on executive compensation or golden parachute arrangements.

We will continue to be an emerging growth company until the earliest to occur of the following: (1) December 31, 2019; (2) the last day of the fiscal year in which we have more than $1.0 billion in annual revenues; (3) the date on which we have more than $700 million in market value of our common stock held by non-affiliates; or (4) the date on which we have issued more than $1.0 billion in non-convertible debt over a three-year period.

We have taken advantage of the reduced disclosure relating only to executive compensation arrangements. We do not intend to take advantage of any other scaled disclosure or relief during the time that we qualify as an emerging growth company, although the JOBS Act would permit us to do so.

We have elected not to take advantage of the exemption from the auditor attestation requirement in the assessment of an emerging growth company’s internal control over financial reporting. In addition, we have decided not to opt in to the extended transition period for the adoption of new or revised accounting standards, which means that the consolidated financial statements included in this prospectus, as well as any financial statements that we file in the future, will be subject to all new or revised accounting standards generally applicable to public companies. Our election not to take advantage of the extended transition period is irrevocable.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. Our SEC filings are available over the Internet at the SEC’s website at www.sec.gov and on our website at www.investarbank.com. Except as specifically incorporated by reference into this prospectus supplement, information on those websites is not part of this prospectus supplement. You may also read and copy any document we file by visiting the SEC’s public reference room in Washington, D.C. The SEC’s address in Washington, D.C. is 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

To receive a free copy of any of the documents filed with the SEC, including those incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents), call or write to us as follows:

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

Attention: John J. D’Angelo

Telephone: (225) 227-2222

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means:

In the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference the following documents that we have filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 9, 2017;

•

our Current Reports on Form 8-K filed with the SEC on March 8, 2017 and March 15, 2017 (unless stated otherwise in the applicable report, information furnished under Item 2.02 or 7.01 of our Current Reports on Form 8-K is not incorporated herein by reference); and

•	the description of our common stock contained in our registration statement on Form 8-A, filed on June 26, 2014, including any amendment or report filed to update such description.

This prospectus supplement also incorporates by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement (other than, in each case, documents or information deemed to have been furnished, and not filed in accordance with the SEC rules) until this offering is completed:

•	reports filed under Sections 13(a) and (c) of the Exchange Act;

•	any document filed under Section 14 of the Exchange Act; and

•	any reports filed under Section 15(d) of the Exchange Act.

You should rely only on information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying base prospectus and any other written or oral statements made by us from time to time may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act; and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical fact, included in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, regarding our strategy, future operations, financial position, estimated revenues and income or losses, projected costs and capital expenditures, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein, the words “plan,” “endeavor,” “will,” “would,” “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are (or were when made) based on current expectations and assumptions about future events and are (or were when made) based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should understand that the following important factors could affect our future results and cause actual results to differ materially from those expressed in the forward-looking statements:

•	business and economic conditions generally and in the financial services industry in particular, whether nationally, regionally or in the markets in which we operate;

•	our ability to implement our growth strategy, including our organic growth strategy as well as potentially difficulty in identifying and consummating suitable acquisitions;

•	our ability to consummate our proposed merger with Citizens Bancshares, Inc., or Citizens;

•

risks related to the integration of any businesses we have acquired or expect to acquire, such as our proposed merger with Citizens, including exposure to potential asset quality and credit quality risks and unknown or contingent liabilities, the time and costs associated with integrating systems, technology platforms, procedures and personnel, the need for additional capital to finance such transactions, risks associated with entering new markets and possible failures in realizing the anticipated benefits from such acquisitions;

•	changes (or the lack of changes) in interest rates, yield curves and interest rate spread relationships that affect our loan and deposit pricing;

•	the extent of continuing client demand for the high level of personalized service that is a key element of our banking approach as well as our ability to execute our strategy generally;

•	our dependence on our management team, and our ability to attract and retain qualified personnel;

•

changes in the quality or composition of our loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers and including the potential impact on our borrowers of the August 2016 flooding in Baton Rouge and surrounding areas;

•	inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates;

•	the concentration of our business within our geographic areas of operation in Louisiana;

•	concentration of credit exposure;

•	deteriorating asset quality and higher loan charge-offs, and the time and effort necessary to resolve problem assets;

•	a lack of liquidity, including as a result of a reduction in the amount of deposits we hold or other sources of liquidity;

•	risks associated with our limited operating history and the relatively unseasoned nature of a significant portion of our loan portfolio;

•	the impact of litigation and other legal proceedings to which we become subject;

•	data processing system failures and errors;

•	competitive pressures in the consumer finance, commercial finance, retail banking and mortgage lending industries, as well as the financial resources of, and products offered by, competitors;

•

the impact of changes in laws and regulations applicable to us, including banking, securities and tax laws and regulations and accounting standards, as well as changes in the interpretation of such laws and regulations by our regulators;

•	changes in the scope and costs of FDIC insurance and other coverages;

•

effective January 1, 2015 and subject to certain transition periods, changes in minimum capital requirements, adjustments to prompt corrective action thresholds, increased quality of regulatory capital, revised risk-weighting of certain assets, and implementation of a “capital conservation buffer,” included in the final rule promulgated by the Board of Governors of the Federal Reserve System on July 2, 2013, to implement the so-called “Basel III” accords;

•	governmental monetary and fiscal policies;

•	systemic risks associated with the soundness of other financial institutions;

•	our internal controls and procedures may not be adequate to prevent losses;

•

cyber attacks, computer viruses or other malware that may breach the security of our websites or other systems to obtain unauthorized access to confidential information, destroy data, disable or degrade service, or sabotage our systems;

•

hurricanes, other natural disasters and adverse weather; oil spills and other man-made disasters; acts of terrorism, an outbreak of hostilities or other international or domestic calamities, acts of God and other matters beyond our control; and

•	other circumstances, many of which are beyond our control.

Other factors not identified above, including those described under the headings “Risk Factors” in this prospectus supplement, the accompanying base prospectus and our Annual Report on Form 10-K for the year ended December 31, 2016 and the other documents incorporated by reference into this prospectus, may also cause actual results to differ materially from those described in any forward-looking statements. Most of these factors are difficult to anticipate, are generally beyond our control and may prove to be inaccurate. You should consider these factors in connection with considering any forward-looking statements.

All forward-looking statements, expressed or implied, included in or incorporated by reference into this prospectus supplement and the accompanying base prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.

We assume no obligation for updating any forward-looking statements at any time, all of which are expressly qualified by the statements in this section, to reflect new information obtained or events or circumstances that occur after the date any such forward-looking statement is made.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights some of the information contained in or incorporated by reference into this prospectus supplement and does not contain all of the information that you should consider before investing in the securities offered by this prospectus supplement. You should carefully read this entire prospectus supplement, including the section titled “Risk Factors” on page S-14, the accompanying base prospectus, and the other documents that are incorporated by reference into this prospectus, including our financial statements and the notes to those financial statements, before making an investment decision.

Our Company

We are a Louisiana corporation and a bank holding company headquartered in Baton Rouge, Louisiana. Through our wholly-owned subsidiary, Investar Bank, a Louisiana state chartered bank, we provide relationship-driven commercial banking products and services tailored to meet the needs of small to medium-sized businesses and professionals. Our primary markets are Baton Rouge, New Orleans, Hammond and Lafayette, Louisiana, and their surrounding metropolitan areas. We serve these markets from our main office located in Baton Rouge and from nine additional full service branches located throughout our market areas. As of December 31, 2016, on a consolidated basis, we had total assets of $1.2 billion, net loans of $886.4 million, total deposits of $907.8 million, and stockholders’ equity of $112.8 million.

We believe that the Louisiana banking market presents a significant opportunity for growth and franchise expansion, both organically and through strategic acquisitions. Although the financial services industry is rapidly changing and intensely competitive, and will likely remain so, we believe that Investar Bank competes effectively as a local community bank. We benefit from the consistency of local leadership and the availability of local access and responsive customer service. Taking into consideration our competitively-priced products and services, we believe we are well-positioned among other financial institutions to attract individual and small to medium-sized business customers.

Our History and Growth

Investar Bank was chartered as a Louisiana state bank in 2006. Investar Holding Corporation was incorporated in 2013 for the purpose of becoming a registered bank holding company for the bank. In July 2014, we completed our initial public offering with the sale of 3,285,300 shares of common stock at a public offering price of $14.00 per share, generating net offering proceeds of approximately $41.7 million.

We have experienced significant growth since our inception, completing a whole-bank acquisition in each of 2011 and 2013. On March 8, 2017, we entered into a definitive agreement to acquire Citizens Bancshares, Inc., and its wholly-owned subsidiary, Citizens Bank, a Louisiana state bank headquartered in Ville Platte, Louisiana that operates through three full-service banking offices in Evangeline Parish, Louisiana. See “—Recent Developments—Pending Merger with Citizens Bancshares.” The acquisition of Citizens is subject to, among other things, the receipt of all required regulatory approvals. The following table summarizes our history of whole-bank acquisitions, two of which have been completed and one of which has been recently announced:

Bank Acquired	Date Completed	Acquired Assets	Acquired Loans	Number of Branches
South Louisiana Business Bank	October 2011	$50.9	$31.5	1
First Community Bank	May 2013	$99.2	$77.5	2
Citizens Bank (through Citizens Bancshares, Inc.)	Pending	$245.4	$126.8	3

Note: All dollar amounts are in millions. Financial information for Citizens Bank is as of December 31, 2016, and acquired loans are shown net of allowance for loan and lease losses.

In addition to our bank acquisitions, our growth strategy has included expansion through the establishment of de novo branches in our primary market areas. In 2012, we branched de novo into the suburban New Orleans, Louisiana market by purchasing two closed branch locations of another financial institution. In 2013, we branched de novo into the Lafayette, Louisiana market. Thereafter, in August 2014, we opened our sixth branch in the Baton Rouge, Louisiana market.

Consistent with our plans for further de novo expansion of our branch network, we have completed construction of our seventh Baton Rouge market area branch location in Gonzales, Louisiana. We expect to open our proposed Gonzales branch in 2017, subject to our receipt of all necessary regulatory approvals. In September 2015, we acquired land and a building for an additional branch location in the New Orleans market area, which we also expect to open in 2017 subject to regulatory approval.

Our Competitive Strengths

We believe that we are well-positioned to create value for our shareholders, particularly as a result of our attractive markets and the following competitive strengths:

•

Management and Technology Infrastructure in Place for Growth. Our management team has demonstrated a track record of managing growth profitably, establishing profitable de novo branches, successfully executing acquisitions, maintaining a strong credit culture and implementing a relationship-based and community service-focused approach to banking.

To more effectively manage our continued growth, our executive functions are organized in a manner typically found in much larger financial institutions. We have centralized our credit review, product development and other policymaking functions and have two regional presidents who oversee our markets. In addition, we have embraced the latest technological developments in the banking industry, which we believe allows us to better leverage our employees by enabling them to focus on developing customer relationships, expands the suite of products that we can offer to customers and allows us to compete more efficiently and effectively as we grow.

•

Proven Ability in Acquisition Execution and Integration. Since 2011, we have successfully completed two whole-bank acquisitions, both of which we consider to have been highly strategic and value-enhancing for our franchise. We believe these acquisitions demonstrate our disciplined approach to acquisitions and our successful evaluation of the financial metrics, as well as the cultural, operational and other factors associated with the acquisitions. Moreover, we efficiently integrated the acquired operations of both of our prior acquisitions, allowing us to quickly expand our presence in the new markets. We also expect our proposed merger with Citizens to enhance shareholder value. We believe this experience makes us an attractive buyer and should position us to take advantage of acquisition opportunities in the future.

•

Solid Credit Quality. Through disciplined underwriting procedures and management of our concentrations and credits, we have maintained our asset quality despite the economic downturn beginning in 2008, even as we have grown our franchise significantly. We proactively and decisively deal with problem credits as they are identified. At December 31, 2016, our nonperforming loans were 0.22% of total loans, while our net charge-offs were 0.14% of total average loans for the year ended December 31, 2016. In addition, our allowance for loan losses as a percentage of total nonperforming loans was 356.16%.

•

Strong Capital Base. We have also maintained strong capital levels throughout our operating history. Since our inception, we have supplemented the capital generated by our operations through five exempt offerings and our initial public offering, raising a total of $59.0 million. At December 31, 2016, we had a common equity tier 1 capital ratio of 11.40%, a tier 1 leverage capital ratio of 10.10%, a tier 1 risk-based capital ratio of 11.75% and a total risk-based capital ratio of 12.47%.

Our Market Area

We operate throughout our primary market in southern Louisiana, including in Baton Rouge, New Orleans, Hammond and Lafayette, Louisiana, and their surrounding metropolitan areas. If the merger with Citizens is consummated, our market area will be expanded to include Evangeline Parish, Louisiana and the surrounding areas. The following information provides a brief overview of each of our markets.

Baton Rouge. Baton Rouge is the capital of Louisiana and its second largest market by deposits. As the farthest inland deep-water port on the Mississippi River, Baton Rouge serves as a major center of commercial and industrial activity, especially for the chemical and gas industries. However, Baton Rouge’s economy has diversified, and it is now a center for research and development, renewable energy sources, transportation, construction and distribution.

New Orleans and Hammond. New Orleans is Louisiana’s largest city, both by population and by deposits. It serves as a major economic hub of the Gulf Coast region. The hospitality and tourism industries, each a significant driver of the New Orleans economy, have returned to pre-Hurricane Katrina levels. New Orleans is also a major port city. The Port of New Orleans is the fifth largest port in the United States by cargo tonnage and is fueled by the economic activity of the Mississippi River and the Gulf Coast region. The Port of New Orleans also is becoming a major port for the cruise industry. The New Orleans economy continues to become more diversified, with growing motion picture, medical and technology sectors supported by a burgeoning entrepreneurship climate.

Hammond, which is roughly an hour’s drive from both New Orleans and Baton Rouge, is the commercial hub of Tangipahoa Parish and the home of Southeastern Louisiana University. Located at the intersection of Interstates 12 and 55, Hammond has evolved from a primarily agricultural area to a major distribution hub. Wal-Mart, Home Depot and Winn Dixie, among others, have distribution centers in Hammond.

Lafayette. Lafayette is Louisiana’s third largest city and deposit market. The area has historically been driven primarily by the oil and gas industry, but healthcare now provides the most private sector jobs. Regional and parish economic growth is in expansion mode. The area healthcare industry continues its growth with the recent completion of Our Lady of Lourdes Complex and the renovation of Lafayette General Medical Center. Office and retail space continues to enjoy low vacancies as does the residential rental market.

Although we believe our markets present attractive opportunities to continue our growth, the median household income in each of our markets is below the national average, which could impact the demand for our products and services. In addition, southern Louisiana, including each of our markets, is susceptible to major hurricanes and other adverse weather events, which can result in widespread property damage and a severe impact on local economies.

Recent Developments

Pending Merger with Citizens Bancshares

On March 8, 2017, we entered into an Agreement and Plan of Reorganization with Investar Acquisition Company, our wholly-owned subsidiary, and Citizens. Subject to the terms of the merger agreement, at the effective time of the merger, we have agreed to acquire all of the issued and outstanding shares of Citizens common stock for aggregate cash consideration of $45.8 million, subject to a dollar-for-dollar downward adjustment to the extent that Citizens’ adjusted tangible shareholders’ equity is less than $33.0 million as of a date, to be determined by Citizens, that is within ten days prior to the closing of the merger. The adjusted tangible equity capital of Citizens will be calculated as the sum of Citizens’ capital stock, surplus and undivided profits, on a consolidated basis, less any goodwill and unrealized gains or losses on available-for-sale securities, and less certain merger costs and other specified items.

The merger agreement contains customary representations and warranties and covenants by the parties, and the merger is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by the shareholders of Citizens. The merger agreement is subject to termination by either party under certain conditions and provides for the payment of a termination fee of $1.3 million payable by Citizens, or $674,000 payable by us, upon termination of the merger agreement under certain circumstances by the party obligated to pay the termination fee.

Since its foundation in 1975, Citizens Bank has been providing a full range of banking products and services to businesses and individuals in Evangeline Parish, Louisiana. Citizens Bank operates from its main office in Ville Platte, Louisiana and two branches located in Mamou and Pine Prairie, Louisiana. As of December 31, 2016, Citizens reported total assets of $245.2 million, net loans of $126.8 million, total deposits of $208.4 million and total stockholders’ equity of $35.7 million. For additional information regarding Citizens, please see the audited consolidated financial statements of Citizens for the years ended December 31, 2016 and 2015, which are incorporated by reference into this prospectus supplement.

We cannot assure you our proposed merger with Citizens will be completed in the anticipated time frame, or at all, or that the anticipated benefits of the merger will be realized. In addition, this offering is not conditioned on, and is expected to be consummated before, the closing of the Citizens merger. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Citizens merger.

Concurrent Underwritten Offering

Concurrently with this offering, and by means of a separate prospectus supplement and accompanying prospectus, we are offering approximately $15.5 million in aggregate principal amount of our subordinated notes. The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of our subordinated notes, and the closing of the concurrent underwritten offering of our subordinated notes is not conditioned upon the closing of this offering. We cannot assure you that either or both of the offerings will be completed. In addition, we may sell more or less than $15.5 million in aggregate principal amount of subordinated notes in any completed offering. The foregoing description and other information regarding the underwritten offering of our subordinated notes is included herein solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any of our subordinated notes, and no part of the offering of our subordinated notes is incorporated by reference in this prospectus supplement.

Corporate Information

Our principal executive offices are located at 7244 Perkins Road, Baton Rouge, Louisiana 70808, and our telephone number at that address is (225) 227-2222. Our website address is www.investarbank.com. We make our periodic reports and other information filed with, or furnished to, the SEC available free of charge through our website as soon as reasonably practicable after those reports and other information are electronically filed with, or furnished to, the SEC. Except as specifically incorporated by reference into this prospectus supplement, the information on, or otherwise accessible through, our website or Citizens’ website is not incorporated by reference herein and does not constitute a part of this prospectus.

THE OFFERING

Issuer:	Investar Holding Corporation, a Louisiana corporation

Common stock offered by us:	1,411,765 shares (or 1,623,530 shares if the underwriters exercise in full their option to purchase additional shares).

Common stock outstanding after the offering:	8,580,000 shares (or 8,791,765 shares if the underwriters exercise in full their option to purchase additional shares).(1)

Use of proceeds:	We expect to receive net proceeds from this offering of approximately $28.4 million, after deducting estimated expenses and underwriting discounts and commissions (or $32.6 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from this offering for general corporate purposes, including investments in our banking subsidiary and potential future strategic acquisitions. This offering is not conditioned on, and is expected to be completed before, the closing of the Citizens merger. See “Use of Proceeds” in this prospectus supplement.

Dividends:	We paid a cash dividend of $0.0121 per share during the fourth quarter of 2016. Although we expect to continue paying dividends each quarter, any future determination to pay dividends on our common stock will be made by our board of directors and will depend upon our historical and projected financial condition, liquidity and results of operations; capital levels and needs; contractual, statutory and regulatory limitations; and other factors deemed relevant by our board. See “Dividend Policy.”

Risk factors:	An investment in our common stock involves risks. You should carefully the risks described under the heading “Risk Factors” beginning on page S-14 in this prospectus supplement and the other information included in or incorporated by reference into the prospectus before deciding to invest in our common stock.

NASDAQ symbol:	ISTR

(1)	The number of shares of common stock to be outstanding immediately following this offering is based on 7,168,235 shares of common stock outstanding as of March 9, 2017 and excludes:

•

352,875 shares of common stock issuable upon the exercise of outstanding time-based options at a weighted average exercise price of $14.97 per share (94,685 shares of which were exercisable), as of March 9, 2017;

•	132,676 shares of unvested restricted stock that were not fully vested as of March 9, 2017; and

•	108,975 shares of our common stock issuable upon exercise of warrants at an exercise price of $13.33 per share as of March 9, 2017.

Concurrent offering:	Concurrently with this offering, and by means of a separate prospectus supplement and accompanying prospectus, we are offering approximately $15.5 million in aggregate principal amount of our subordinated notes. The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of our subordinated notes, and the closing of the concurrent underwritten offering of our subordinated notes is not conditioned upon the closing of this offering. We cannot assure you that either or both offerings will be completed.

SUMMARY HISTORICAL CONSOLIDATED SELECTED FINANCIAL DATA

The following table sets forth selected historical financial information and other data as of and for each of the periods presented. We did not reorganize into a bank holding company structure until November 2013. Accordingly, the selected financial information and other data as of and for the year ended December 31, 2012 relate only to the operations of Investar Bank, while the selected financial information and other data for all other periods reflect our organization on a consolidated basis. The selected financial information for the years ended December 31, 2016, 2015, 2014 and 2013, other than the performance ratios, has been derived from our audited consolidated financial statements for such years, and the selected financial information, other than the performance ratios, for the year ended December 31, 2012 has been derived from the audited financial statements of Investar Bank. The following table should be read together with, and is qualified in its entirety by reference to, our historical financial statements and the accompanying notes incorporated by reference herein. Our historical results for any prior period may not be indicative of results to be expected in any future period.

(In thousands, except share data)	As of and for the year ended December 31,
	2016	2015	2014	2013	2012
Financial Condition Data(1)
Total assets	$1,158,960	$1,031,555	$879,354	$634,946	$375,446
Total gross loans, net of allowance for loan losses	886,375	819,822	721,556	505,744	303,019
Allowance for loan losses	7,051	6,128	4,630	3,380	2,722
Investment securities	183,142	139,779	92,818	62,752	44,326
Goodwill and other intangible assets	3,234	3,175	3,216	3,257	2,828
Noninterest-bearing deposits	108,404	90,447	70,217	72,795	37,489
Interest-bearing deposits	799,383	646,959	557,901	459,811	262,181
Total deposits	907,787	737,406	628,118	532,606	299,670
Long-term borrowings	12,809	11,969	25,055	34,427	26,794
Total stockholders’ equity	$112,757	$109,350	$103,384	$55,483	$43,553
Income Statement Data
Interest income	$43,152	$37,340	$31,369	$22,472	$14,587
Interest expense	8,413	5,882	4,675	3,460	2,542
Net interest income	34,739	31,458	26,694	19,012	12,045
Provision for loan losses	2,079	1,865	1,628	1,026	685
Net interest income after provision	32,660	29,593	25,066	17,986	11,360
Noninterest income	5,468	8,344	5,860	5,354	3,625
Noninterest expense	26,639	27,353	24,384	19,024	11,645
Income before income taxes	11,489	10,584	6,542	4,316	3,340
Income tax expense	3,609	3,511	1,145	1,148	979
Net income	$7,880	$7,073	$5,397	$3,168	$2,361
Per Common Share Data
Basic earnings per share	$1.11	$0.98	$0.98	$0.86	$0.79
Diluted earnings per share	1.10	0.97	0.93	0.81	0.71
Dividends per share	0.04	0.03	0.04	0.05	0.05
Book value per share	15.88	15.05	14.24	14.06	13.56
Tangible book value per share(2)	15.42	14.62	13.79	13.24	12.68
Period end common shares outstanding	7,101,851	7,264,282	7,262,085	3,945,114	3,210,816
Basic weighted average common shares outstanding	7,107,187	7,214,045	5,533,514	3,667,929	2,998,087
Diluted weighted average common shares outstanding	7,149,834	7,258,008	5,777,302	3,923,375	3,302,661

(In thousands, except share data)	As of and for the year ended December 31,
	2016	2015	2014	2013	2012
Performance Ratios
Return on average assets	0.71%	0.77%	0.73%	0.64%	0.74%
Return on average equity	6.99%	6.60%	6.80%	6.10%	5.90%
Net interest margin	3.32%	3.61%	3.85%	4.10%	4.04%
Efficiency ratio(3)	66.25%	68.72%	74.90%	78.07%	74.32%
Net interest income to average assets	3.14%	3.42%	3.63%	3.83%	3.77%
Dividend payout ratio	3.80%	3.26%	3.93%	5.44%	5.84%
Asset Quality Ratios
Nonperforming assets to total assets	0.52%	0.30%	0.69%	0.79%	0.62%
Nonperforming loans to total loans	0.22%	0.32%	0.54%	0.30%	0.02%
Allowance for loan losses to total loans	0.79%	0.82%	0.74%	0.67%	0.94%
Allowance for loan losses to nonperforming loans	356.16%	254.16%	138.61%	227.00%	5,136.00%
Net charge-offs to average loans	0.14%	0.05%	0.07%	0.09%	-0.12%
Capital Ratios
Total equity to total assets	9.73%	10.60%	11.76%	8.74%	11.60%
Tangible common equity to tangible assets(4)	9.48%	10.32%	11.43%	8.27%	10.93%
Tier 1 capital to average assets	10.10%	11.39%	12.61%	9.53%	11.55%
Common equity tier 1 capital ratio	11.40%	11.67%	NA	NA	NA
Tier 1 capital to risk-weighted assets	11.75%	12.05%	13.79%	10.85%	13.06%
Total capital to risk-weighted assets	12.47%	12.72%	14.41%	11.51%	13.95%

(1)	The selected financial data includes the effect of the acquisitions of First Community Bank and South Louisiana Business Bank from the date of each acquisition and reflects the fair value of the assets and liabilities acquired on the date of acquisition, unless the context otherwise requires.
(2)	Tangible book value per common share is a non-GAAP financial measure. Tangible book value per common share is calculated as total stockholders’ equity less goodwill and other intangible assets, divided by the number of common shares outstanding as of the balance sheet date. We believe that the most directly comparable GAAP financial measure is book value per share. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, for a reconciliation of tangible book value per common share to book value per share.
(3)	Efficiency ratio represents noninterest expenses divided by the sum of net interest income (before provision for loan losses) and noninterest income. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, for more information regarding our calculation of the efficiency ratio.
(4)	Tangible equity to tangible assets is a non-GAAP financial measure. Tangible equity is calculated as total stockholders’ equity less goodwill and other intangible assets, and tangible assets is calculated as total assets less goodwill and other intangible assets. We believe that the most directly comparable GAAP financial measure is total equity to total assets. See “Non-GAAP Financial Measures” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein, for a reconciliation of the ratio of tangible equity to tangible assets to the ratio of total equity to total assets.

RISK FACTORS

Investing in our common stock involves risks. You should carefully the following risk factors, in addition to the other information included in or incorporated by reference in this prospectus, including the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, as may be supplemented by other documents incorporated by reference into this prospectus supplement or the accompanying prospectus, before making an investment decision. These risks and uncertainties are not the only ones facing us. Additional risk and uncertainties not presently known to us or that we currently deem immaterial may also impair our business. If any of these risks or uncertainties actually occur, our business, financial condition, liquidity results of operations and prospects could be materially adversely affected. In that case, the trading price of our common stock could decline, and you could lose all or part of your investment. This prospectus supplement and the accompanying base prospectus are qualified in their entirety by those risk factors.

Risks Related to this Offering and Ownership of our Common Stock

The market price of our common stock may fluctuate significantly.

The market price of our common stock may fluctuate significantly due to a number of factors, including, but not limited to the following, many of which are beyond our control:

•	actual or anticipated variations in our quarterly and annual operating results, financial condition or asset quality;

•	changes in general economic or business conditions, both domestically and internationally;

•	the effects of, and changes in, trade, monetary and fiscal policies, including the interest rate policies of the Federal Reserve, or in laws and regulations affecting us;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	the number of securities analysts covering us;

•

publication of research reports about us, our competitors, or the financial services industry generally, or changes in, or failure to meet, securities analysts’ estimates of our financial and operating performance, or lack of research reports by industry analysts or ceasing of coverage;

•	changes in market valuations or earnings of companies that investors deem comparable to us;

•	the average daily trading volume of our common stock;

•	future issuances of our common stock or other securities;

•	future sales of our common stock by us or our directors, executive officers or significant shareholders;

•	additions or departures of key personnel;

•	perceptions in the marketplace regarding our competitors and us;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving our competitors or us, such as the Citizens merger;

•	our ability to obtain regulatory approval for proposed acquisitions or other expansionary activities, including the Citizens merger, in a timely manner; and

•	other news, announcements or disclosures (whether by us or others) related to us, our competitors, our core market or the financial services industry.

In particular, the realization of any of the risks described in this “Risk Factors” section of this prospectus supplement or our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated herein by reference, could have a material adverse effect on the market price of our common stock and cause the value of your investment to decline. The stock market and, in particular, the market for financial institution stocks have experienced significant fluctuations in recent years. In many cases, these changes have been unrelated to the operating performance and prospects of particular companies. In addition, significant fluctuations in the trading volume in our common stock may cause significant price variations to occur. Increased market volatility may materially and adversely affect the market price of our common stock, which may make it difficult for you to resell your shares at the volume, prices and times desired.

The trading volume of our common stock may not provide adequate liquidity for investors and is less than that of other financial services companies.

Our common stock is listed under the symbol “ISTR” on the NASDAQ Global Market. The average daily trading volume for shares of our common stock is less than that of many larger financial institutions. As a result, sales of our common stock may place significant downward pressure on the market price of our common stock. Furthermore, it may be difficult for holders to resell their shares at prices they find attractive, or at all.

Shares eligible for future sale could adversely affect market prices of our common stock

Shares of our common stock eligible for future sale, including those that may be issued in any private or public offering of our common stock, as consideration in acquisition transactions, or as incentives under incentive plans, could adversely affect market prices for our common stock. As of March 9, 2017, we had 7,168,235 shares outstanding, 352,875 shares subject to options granted under our incentive plan, and 108,975 shares subject to warrants to purchase shares of our common stock. We expect to issue 1,411,765 shares of common stock in this offering (or 1,623,530 shares if the underwriters exercise in full their option to purchase additional shares). Except for shares held by our affiliates (approximately 10% of shares outstanding as of March 9, 2017) and 132,676 shares that represent unvested restricted shares under our incentive plan, all of our issued and outstanding shares of our common stock following the offering are expected to be freely tradable. Shares held by our affiliates will be eligible for resale subject to compliance with Rule 144 of the Securities Act. Future sales or the availability for sale of substantial amounts of our common stock in the public market, or the perception that these sales could occur, could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through future sales of equity securities.

Our dividend policy may change without notice, and our future ability to pay dividends is subject to restrictions.

Holders of our common stock are entitled to receive only such cash dividends as our board of directors may declare out of funds legally available for the payment of dividends. Although we have consistently paid quarterly cash dividends on our common stock since 2011, we have no obligation to continue paying dividends, and we may change our dividend policy at any time without notice to our shareholders. Because our primary asset is our investment in the stock of Investar Bank, we are dependent upon dividends from the bank to pay our operating expenses, satisfy our obligations and to pay dividends on our common stock, and the bank’s ability to pay dividends on its common stock will substantially depend upon its earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate and other factors deemed relevant by its board of directors. In addition, there are numerous laws and banking regulations that limit our and Investar Bank’s ability to pay dividends. See “Dividend Policy.”

The rights of our common shareholders are subordinate to the rights of the holders of our existing and future indebtedness and may be subordinate to the holders of any series of preferred stock that we may issue in the future.

We have outstanding $3.6 million in junior subordinated debentures that we assumed in connection with our 2013 acquisition of First Community Bank. In addition, concurrently with this offering, and by means of a separate prospectus supplement and accompanying prospectus, we are offering approximately $15.5 million in aggregate principal amount of our subordinated notes. Our existing indebtedness is, and any future indebtedness that we may incur will be, senior to our common stock. As a result, we are required to make payments on our junior subordinated debentures, and will be required to make payments on any subordinated notes that we issue in the concurrent offering, before any dividends can be paid on our common stock. In addition, upon our liquidation, dissolution or winding up, holders of our common stock will not be entitled to receive any payment or other distribution of assets until after all of our obligations to our debt holders have been satisfied. Finally, our articles of incorporation authorize our board of directors to issue up to 5,000,000 shares of preferred stock and to determine the terms of each series of preferred stock, without shareholder approval. You should assume that any shares of preferred stock that we may issue in the future will also be senior to our common stock. As a result, holders of our common stock bear the risk that our future issuances of debt securities or preferred stock may negatively affect the market price of our common stock.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. An investment in our common stock is inherently risky for the reasons described herein. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Related to the Citizens Merger

We may face risks with respect to our current and future acquisitions.

When we attempt to expand our business in Louisiana and other states through mergers and acquisitions, such as our proposed transaction with Citizens, we seek targets that are culturally similar to us, have experienced management and possess either significant market presence or have potential for improved profitability through economies of scale or expanded services. In addition to the general risks associated with our growth plans highlighted above, acquiring other banks, businesses or branches involves various risks commonly associated with acquisitions, including, among other things:

•	the time and costs associated with identifying and evaluating potential acquisition and merger targets;

•	inaccuracies in the estimates and judgments used to evaluate credit, operations, management and market risks with respect to the target institution;

•

the time and costs of evaluating new markets, hiring experienced local management and opening new bank locations, and the time lags between these activities and the generation of sufficient assets and deposits to support the costs of the expansion;

•	our ability to finance an acquisition and possible dilution to our existing shareholders;

•	the diversion of our management’s attention to the negotiation of a transaction;

•	the incurrence of an impairment of goodwill associated with an acquisition and adverse effects on our results of operations;

•	entry into new markets where we lack experience; and

•

risks associated with integrating the operations and personnel of the acquired business in a manner that permits growth opportunities and does not materially disrupt existing customer relationships or result in decreased revenues resulting from any loss of customers.

With respect to the risks particularly associated with the integration of an acquired business, we may encounter a number of difficulties, such as:

•	customer loss and revenue loss;

•	the loss of key employees;

•	the disruption of our operations and business;

•	our inability to maintain and increase competitive presence;

•	possible inconsistencies in standards, control procedures and policies; and

•	unexpected problems with costs, operations, personnel, technology and credit.

In addition to the risks posed by the integration process itself, the focus of management’s attention and effort on integration may result in a lack of sufficient management attention to other important issues, causing harm to our business. Also, general market and economic conditions or governmental actions affecting the financial industry generally may inhibit our successful integration of an acquired business.

We expect to continue to evaluate merger and acquisition opportunities that are presented to us and conduct due diligence activities related to possible transactions with other financial institutions. As a result, merger or acquisition discussions and, in some cases, negotiations may take place and future mergers or acquisitions involving cash, debt or equity securities may occur at any time. Historically, acquisitions of non-failed financial institutions have involved the payment of a premium over book and market values, and, therefore, some dilution of our book value and net income per common share may occur in connection with any future transaction. Failure to realize the expected revenue increases, cost savings, increases in geographic or product presence or other projected benefits from an acquisition could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Even if this offering is completed, our proposed merger transaction with Citizens may not be completed, which could have an adverse impact on the value of our common stock or leave us with excess capital that cannot be profitably deployed.

We expect the Citizens merger transaction to close during the third quarter of 2017, but the acquisition is subject to a number of closing conditions, including, but are not limited to:

•	the receipt of required regulatory approvals and the approval of Citizens’ shareholders;

•	the continued accuracy of the representations and warranties made by the parties in the merger agreement;

•	the performance by each party of its obligations under the merger agreement;

•	the absence of any order or decree enjoining or otherwise prohibiting the merger;

•	the maintenance by Citizens of adjusted tangible shareholders’ equity of at least $33.0 million through the closing of the merger; and

•	the absence of the exercise of statutory appraisal rights by the holders of more than 10% of the outstanding shares of Citizens common stock.

Many of these conditions are beyond our control. If these conditions are not satisfied or waived, the Citizens merger will not be completed. In addition, either Citizens or we may terminate the merger agreement under certain circumstances. The closing of this offering is not conditioned on, and is expected to be completed before, the closing of the Citizens merger. Accordingly, if you decide to purchase shares of our common stock in this offering, you should be willing to do so whether or not we complete the Citizens merger. Failure to complete the Citizens merger or any delays in completing the Citizens merger could have an adverse impact on our future business, operations and results of operations and could negatively impact the price of our common stock.

Regulatory approvals for the Citizens merger may not be received, may take longer than expected or may impose conditions that we do not presently anticipate.

The Federal Reserve must approve, or waive approval of, our merger with Citizens, and the FDIC and the Louisiana Office of Financial Institutions must approve the proposed merger of the subsidiary banks. The regulatory agencies will consider, among other factors, the competitive impact of the transactions, the financial and managerial resources of each of the parties to the proposed transactions, and the convenience and needs of the communities to be served. As part of that consideration, we expect the FDIC to evaluate whether we have fully implemented certain improvements to our compliance management system that the FDIC requested, and which we agreed to implement, in connection with our most recent compliance examination. We also expect that the regulatory agencies will review issues related to the parties’ capital position, safety and soundness, and legal and regulatory compliance, including without limitation our compliance with applicable fair lending laws, in connection with their respective decisions whether to approve the proposed transaction. If we do not receive all required regulatory approvals, we will be unable to complete the merger with Citizens. In addition, if the regulatory approval process takes longer than expected or if the regulators impose conditions of their approvals that we do not presently anticipate, our business, financial condition, results of operations and prospects may be adversely effected.

Future results of the combined companies may be materially different from any pro forma financial information presented in connection with this offering.

Any pro forma financial information presented in connection with this offering would be constructed from the consolidated historical financial statements of Investar and Citizens, with certain assumptions regarding the merger and the transactions relating thereto that we believe are reasonable. However, we cannot assure you that our assumptions will prove to be accurate. Accordingly, any pro forma financial information presented in connection with this offering may not be indicative of what our financial condition would have been had we been a consolidated entity during the periods presented, or what our results of operations and financial condition will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently combined companies.

The proposed merger transaction with Citizens could result in unexpected disruptions on the combined business.

In response to the announcement of the Citizens merger, Citizens’ customers may cease or reduce their business with Citizens, which could negatively affect our combined business operations. Similarly, current or prospective employees of Citizens or us may experience uncertainty about their future roles with the combined entity. This may adversely affect our ability to attract and retain key management, banking and other personnel. In addition, the diversion of the attention of our respective management teams away from day-to-day operations during the negotiation and pendency of the merger transactions could have an adverse effect on the financial condition and operating results of Citizens and us.

The proposed merger transactions with Citizens may be completed on different terms from those contained in the merger agreement.

Prior to the completion of the Citizens merger, the parties, by mutual agreement, may amend or alter the terms of the merger agreement, including with respect to, among other things, the consideration payable by us to Citizens’ shareholders or any covenants or agreements with respect to the parties’ respective operations during the pendency thereof. Any such amendments or alterations may have negative consequences to us.

Risks Relating to Our Business and Industry

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $28.4 million, or approximately $32.6 million if the underwriters exercise in full their option to purchase additional shares, in each case after deducting underwriting discounts and commissions and our estimated offering expenses. We intend to use the net proceeds from this offering for general corporate purposes, including investments in our banking subsidiary and potential future strategic acquisitions.

This offering is not conditioned on, and is expected to be completed before, the closing of the Citizens merger transaction. Our management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our management with regard to the use of these net proceeds.

Concurrently with this offering, and by means of a separate prospectus supplement and accompanying prospectus, we are offering approximately $15.5 million in aggregate principal amount of our subordinated notes. The closing of this offering is not conditioned upon the closing of the concurrent underwritten offering of our subordinated notes, and the closing of the concurrent underwritten offering of our subordinated notes is not conditioned upon the closing of this offering.

CAPITALIZATION

The following table sets forth, on a consolidated basis, our capitalization as of December 31, 2016 on (i) an actual historical basis, (ii) as adjusted to give effect to this offering, and (iii) as adjusted to give effect to this offering and the concurrent offering of subordinated notes, in each case as if those offerings had been completed as of December 31, 2016. For purposes of the table, we have assumed an issuance of $15.5 million in aggregate principal amount of subordinated notes, although we may sell more or less than such amount in any completed offering. You should read the following table together with our consolidated financial statements and the notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for Common Stock Issuance	As Adjusted for Common Stock and Note Issuance
	(dollars in thousands)
Long-term debt
Junior subordinated debt	$3,609	3,609	3,609
Other borrowings	1,000	1,000	16,650

Total long-term debt	4,609	4,609	20,259

Stockholders’ equity
Preferred stock, no par value per share; 5,000,000 shares authorized	—	—	—
Common stock, $1.00 par value per share; 40,000,000 shares authorized; 7,101,851 shares issued and outstanding	7,102	8,514	8,514
Surplus	81,499	26,938	26,938
Retained earnings	26,227	26,227	26,227
Accumulated other comprehensive (loss) income	(2,071)	(2,071)	(2,071)

Total stockholders’ equity	112,757	141,107	141,107

Total capitalization	$117,366	145,716	161,366

Capital Ratios
Tier 1 capital to risk-weighted assets	11.75%	14.55%	14.51%
Total capital to risk-weighted assets	12.47%	15.27%	16.79%
Tier 1 capital to average assets	10.10%	12.28%	12.12%
Stockholders’ equity to total assets	9.73%	11.88%	11.74%

MARKET FOR OUR COMMON STOCK

Our common stock is traded on the NASDAQ Global Market, or NASDAQ, under the symbol “ISTR.” The table below sets forth, for the periods indicated, the high and low sales prices per share of our common stock as reported on NASDAQ since January 1, 2015, as well as common stock dividends that we have declared in such periods.

	High	Low	Dividends Per Share
Year Ended December 31, 2017
1st quarter (through March 14, 2017)	$21.85	$18.31	$	N/A

Year Ended December 31, 2016
4th quarter	$19.70	$15.40		$0.0121
3rd quarter	$16.47	$15.00		$0.0110
2nd quarter	$16.48	$14.61		$0.0100
1st quarter	$17.63	$13.63		$0.0090

Year Ended December 31, 2015
4th quarter	$18.00	$15.39		$0.0086
3rd quarter	$16.52	$14.95		$0.0082
2nd quarter	$17.20	$14.65		$0.0078
1st quarter	$17.42	$13.35		$0.0074

As of March 9, 2017, there were approximately 943 holders of record of our common stock, and the closing sales price of our common stock on that date was $21.45. The number of record shareholders excludes owners for whom common stock may be held in “street” name.

DIVIDEND POLICY

Subject to the approval of our board of directors, we intend to continue the payment of a cash dividend on a quarterly basis to holders of our common stock. Our board of directors may change the amount of, or entirely eliminate the payment of, future dividends in its sole discretion and without notice to our shareholders. Any future determination relating to our dividend policy will depend upon a number of factors, including, but not limited to: (1) our historical and projected financial condition, liquidity and results of operations, (2) our capital levels and needs, (3) any acquisitions or potential acquisitions that we are considering, (4) contractual, statutory and regulatory prohibitions and other limitations (as briefly discussed below), (5) general economic conditions and (6) other factors deemed relevant by the board. We cannot assure you that we will be able to pay dividends to holders of our common stock in the future.

Our ability to pay dividends may be limited on account of the junior subordinated debentures that we assumed in our 2013 acquisition of First Community Bank or as a result of any additional indebtedness that we incur in the future, including as a result of the prospective issuance of approximately $15.5 million in aggregate principal amount of subordinated notes, which are to be issued in an underwritten offering occurring concurrently with this offering. We must make payments on the junior subordinated debentures, and we will be required to make payments on any subordinated notes that we issue in the concurrent offering, before any dividends can be paid on our common stock. We would expect to be subject to similar restrictions with respect to any indebtedness that we may incur in the future.

As a Louisiana corporation, we are subject to certain restrictions on dividends under the Louisiana Business Corporation Act, or LBCA. Generally, a Louisiana corporation may pay dividends to its shareholders unless, after giving effect to the dividend, either: (1) the corporation would not be able to pay its debts as they come due in the usual course of business; or (2) the corporations’ total assets are less than the sum of its total liabilities and the amount that would be needed, if the corporation were to be dissolved at the time of the payment of the dividend, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the dividend. Payments of future dividends, if any, are within the discretion of our board of directors and will depend upon a number of factors, including our historical and projected financial condition, liquidity and results of operations; then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal or contractual limitations on our ability to pay dividends and other factors our board of directors may deem relevant.

Our status as a bank holding company also affects our ability to pay dividends, in two ways. First, since we are a holding company with no material business activities, our ability to pay dividends is substantially dependent upon the ability of Investar Bank to transfer funds to us in the form of dividends, loans and advances. The bank’s ability to pay dividends and make other distributions and payments to us is itself subject to various legal, regulatory and other restrictions. Second, as a holding company of a bank, our payment of dividends must comply with the policies and enforcement powers of the Federal Reserve.

For additional information about the regulatory restrictions and limitations on both Investar Bank and us with respect to the payment of dividends, see the section entitled “Business—Supervision and Regulation—Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus.

DESCRIPTION OF COMMON STOCK

The following discussion summarizes the material terms of our common stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our common stock that is important to you. We are a Louisiana corporation, and thus the LBCA, other applicable Louisiana law and our restated articles of incorporation and by-laws delineate the rights of our shareholders generally. Reference is made to the more detailed provisions of our restated articles of incorporation and by-laws, which are incorporated by reference into the registration statement of which this prospectus supplement is a part, and applicable law.

General

Our restated articles of incorporation authorize us to issue a total of 40,000,000 shares of common stock, par value $1.00 per share. As of March 9, 2017, 7,168,235 shares of our common stock were issued and outstanding. We may issue authorized but unissued shares of our common stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. Each share of our common stock is non-assessable and has the same rights, preferences and privileges as every other share of common stock.

Voting

Each share of common stock entitles the holder thereof to one vote in the election of directors and on all other matters submitted to the vote of our shareholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors.

With respect to any matter other than the election of directors or a matter for which a different approval threshold is established by Louisiana law or our articles of incorporation (as described below), a matter submitted to the shareholders will be approved if a majority of the votes cast are in favor of such matter, at a meeting at which a quorum is present. Directors are elected by a plurality vote.

The following extraordinary actions have different approval thresholds under the LBCA or our restated articles of incorporation:

•

Amendments to our articles of incorporation. Our articles of incorporation may be amended upon the affirmative vote of the greater of: (i) a majority of the votes entitled to be cast on the amendment; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

•

Merger, consolidation or share exchange. Approval of a merger, consolidation or share exchange to which we are a party is subject to the affirmative vote of the greater of: (i) a majority of the votes entitled to be cast on the proposal; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting.

•

Dissolution or sale of substantially all of the assets. Our articles of incorporation provide that any dissolution or sale of substantially all of our assets must be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.

Dividends

Subject to the legal and regulatory restrictions discussed elsewhere in this prospectus and to the rights of holders of any preferred securities that we may issue, holders of our common stock are entitled to share equally in dividends when, as, and if declared by our board of directors out of funds legally available therefor.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, on a pro-rata per share basis, any assets available for distribution to our shareholders after the payment of debts and liabilities and after the distribution to holders of any outstanding shares of our capital stock hereafter issued with prior rights upon liquidation.

Preemptive and other rights

Holders of our common stock do not have preemptive, conversion or redemption rights.

Selected Provisions of the LBCA and our Articles of Incorporation and By-laws

Provisions with anti-takeover effects. Our articles of incorporation and by-laws as well as the LBCA contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if shareholders may consider the proposed transaction to be in their best interests or will receive a substantial premium for their shares. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our board rather than from an unsolicited proposal. As mentioned above, the LBCA and our articles of incorporation require a merger, consolidation or share exchange to which we are a party be approved by the greater of: (i) a majority of the votes entitled to be cast on the proposal; or (ii) two-thirds of the voting power which is present, in person or by proxy, at the shareholders’ meeting. Our articles of incorporation require any dissolution or sale of substantially all of our assets to be approved by two-thirds of the total voting power of the corporation at a special meeting of our shareholders.

•

Authority to issue “blank check” preferred stock. Our board of directors is authorized to issue, without further approval from our shareholders, a series of “blank check” preferred stock. This authorization may operate to provide anti-takeover protection for us because, if a merger, tender offer or other attempt to gain control of us is proposed and our board does not believe the proposed transaction is in our or our shareholders’ best interests, the board can quickly issue shares of preferred stock with rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete.

Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.” The authorization to issue preferred stock may also benefit present management. Because a potential acquiror may be discouraged from attempting a takeover on account of the board’s ability to issue preferred stock, management may be able to retain its position more easily. Our board, however, does not intend to issue any preferred stock except on terms that it deems to be in our best interest and the best interest of our shareholders.

•

Shareholder’s right to call a special meeting. Under the LCBA, we are not required to call a special shareholders’ meeting at the request of any shareholder unless shareholders holding at least 10% of all the votes entitled to be cast on an issue proposed to be considered at the special meeting sign, date, and deliver to us a written demand for the meeting.

•

Increase in board size. Our board of directors has the power to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies so created by a majority vote of the directors present at the meeting. This may dissuade a third party from attempting to take control of us by means of a proxy contest.

•

Advance notice requirements. Our by-laws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the public announcement of the date of our annual meeting is less than 100 days prior to the annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder wishing to nominate a candidate for election as a director or to raise new business at an annual shareholders’ meeting must also provide detailed information about the nominee or business and satisfy certain other conditions. Because of the timing requirements and the detailed information that must be provided under our advance notice by-law, a third party may be discouraged from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

•

No cumulative voting. Shareholders are not permitted to cumulate their votes in the election of directors. As a result, holders of a majority of outstanding common stock have the power to elect all of the directors standing for election, which may discourage a third party from nominating its own candidate(s) for election to our board.

•	By-law amendment. Our board of directors can amend our by-laws without shareholder approval.

In addition, as noted above, we may issue authorized but unissued shares of our capital stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. This power may enable our board of directors to sell shares of our common or preferred stock to individuals or groups whom the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization.

Action by Written Consent. Under the LBCA, unless otherwise provided in a corporation’s articles of incorporation, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting unless such written consent is signed by all shareholders. Our restated articles of incorporation do not contain a provision allowing for less than unanimous written consent. As a result, the requirement that actions taken by written consent be unanimous ensures that shareholders cannot effect a business combination or other corporate action without the knowledge and involvement of all of our shareholders.

Indemnification. Our by-laws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Limitation of liability. Our articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering through Sandler O’Neill & Partners, L.P., or Sandler O’Neill, and the underwriters listed below. We have entered into an underwriting agreement with Sandler O’Neill, as representative of each of the underwriters listed below, with respect to the common stock being offered.

Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase, at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement, the number of shares set forth in the following table:

Underwriter	Number of Shares
Sandler O’Neill & Partners, L.P.	847,059
Hovde Group, LLC	247,059
Raymond James & Associates, Inc.	176,471
Piper Jaffray & Co.	141,176

Total	1,411,765

The underwriting agreement provides that the underwriters’ obligations to purchase shares of our common stock depend on the satisfaction of the conditions contained in the underwriting agreement, including:

•	the representations and warranties made by us are true and our agreements have been performed;

•	there is no material adverse change in or affecting our business, financial condition, stockholders’ equity, liquidity, results of operations or prospects; and

•	we deliver customary closing documents.

Subject to these conditions, the underwriters are committed to purchase and pay for all shares of our common stock offered by this prospectus supplement, if any such shares are taken. However, the underwriters are not obligated to take or pay for the shares of our common stock covered by their purchase option described below, unless and until such option is exercised.

Purchase Option

We have granted the underwriters an option, exercisable no later than 30 days after the date of the underwriting agreement, to purchase up to an aggregate of 211,765 additional shares of common stock at the public offering price less the underwriting discount set forth on the cover page of this prospectus supplement. We will be obligated to sell these shares of common stock to the underwriters to the extent such option is exercised.

Commissions and Expenses

The underwriters propose to offer shares of our common stock directly to the public at the price set forth on the cover page of this prospectus supplement and to dealers at the public offering price less a concession not in excess of $0.6375 per share. After the public offering, the underwriters may change the public offering price, concessions and the other selling terms.

The following table shows the per share and total underwriting discount that we will pay to the underwriters and the proceeds we will receive before expenses. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

	Per Share	Total No Exercise	Total Full Exercise
Public offering price	$21.25	$30,000,006	$34,500,013
Underwriting discount	$1.0625	$1,500,000	$1,725,001
Proceeds to us, before expenses	$20.1875	$28,500,006	$32,775,012

We estimate that our offering expenses, excluding the underwriting discount, will be approximately $150,000, and those expenses are payable by us. We have also agreed to reimburse the underwriters for certain expenses incurred by them in connection with this offering.

Lock-Up Agreements

We, and each of our directors and executive officers, have agreed, for a period of 90 days after the date of this prospectus supplement, not to, without the prior written consent of the underwriters, directly or indirectly offer, pledge, sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing or enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether such transaction would be settled by delivery of common stock or other securities, in cash or otherwise.

Indemnification and Contribution

We have agreed to indemnify the underwriters, and person who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and to contribute to the payments the underwriters may be required to make in respect of those liabilities.

Stabilization Transactions

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions and syndicate covering transactions.

•

Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that it may purchase in its purchase option. In a naked short position, the number of shares involved is greater than the number of shares in its purchase option. The underwriters may close out any short position by exercising their purchase option and/or by purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after this offering has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which it may purchase shares through exercise of its purchase option. If the underwriters sell more shares than could be covered by exercise of its purchase option and, therefore, has a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in this offering.

These stabilizing transactions and syndicate covering transactions may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the market price of our common stock. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Passive Market Making

In connection with this offering, the underwriters may engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution of this offering. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for the security. If all independent bids are lowered below the bid of the passive market maker, however, the bid must then be lowered when purchase limits are exceeded. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in the common stock during a specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters are not required to engage in passive market making and may end passive market making activities at any time.

Electronic Prospectus Delivery

A prospectus in electronic format may be made available by e-mail or on the websites or through online services maintained by the underwriters. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares of our common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than this prospectus in electronic format, the information on any of these websites is not part of this prospectus, has not been approved or endorsed by the underwriters or us and should not be relied upon by investors.

Our Relationship with the Underwriter

The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. Sandler O’Neill is also serving as our financial advisor in connection with our acquisition of Citizens and will receive certain fees from us upon the closing of the acquisition. Neither this offering nor the contemplated merger transaction is conditioned upon the consummation of the other transaction.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Our common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and other conditions.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock and Transfer Company.

LEGAL MATTERS

The validity of our common stock offered by this prospectus supplement will be passed upon for us by Fenimore, Kay, Harrison & Ford, LLP, Austin, Texas. Certain legal matters in connection with this offering will be passed upon for the underwriters by Kilpatrick Townsend  & Stockton LLP, Washington, D.C.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of our internal control over financial reporting as of December 31, 2016, have been audited by Postlethwaite & Netterville, APAC, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The audited consolidated financial statements of Citizens Bancshares, Inc. as of and for the years ended December 31, 2016 and 2015, which are incorporated by reference into this prospectus, have been so included in reliance upon the report of Hannis T. Bourgeois, LLP, certified public accountants, appearing elsewhere herein, and upon authority of such firm as experts in accounting and auditing.

PROSPECTUS

Investar Holding Corporation

Debt Securities

Common Stock

Preferred Stock

Warrants

Depositary Shares

Units

We may offer and sell from time to time, in one or more series, our unsecured debt securities, which may consist of notes, debentures, or other evidences of indebtedness; shares of our common stock; shares of our preferred stock; warrants to purchase other securities; depositary shares; or units consisting of a combination of two or more of these securities. The debt securities and preferred stock may be convertible into or exchangeable for other securities of ours. This prospectus provides you with a general description of these securities. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement and, if necessary, a pricing supplement, that will describe the specific amounts, prices and terms of the securities being offered. These supplements may also add, update or change information contained in this prospectus. To understand the terms of the securities offered, you should carefully read this prospectus with the applicable supplements, which together provide the specific terms of the securities we are offering.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “ISTR.”

Investment in any securities offered by this prospectus involves risk. See “Risk Factors” on page 4 of this prospectus and the risk factors disclosed in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement or free writing prospectus accompanying this prospectus.

These securities are not deposits or obligations of a bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus may be used to offer and sell securities only if accompanied by the applicable prospectus supplement for those securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 10, 2017.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS

PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

We may provide information to you about the securities we are offering in three separate documents that progressively provide more detail:

•	this prospectus, which provides general information, some of which may not apply to your securities;

•	the accompanying prospectus supplement, which describes the terms of the securities, some of which may not apply to your securities; and

•	if necessary, a pricing supplement, which describes the specific terms of your securities.

If the terms of your securities vary among the pricing supplement, the prospectus supplement and the accompanying prospectus, you should rely on the information in the following order of priority:

•	the pricing supplement, if any;

•	the prospectus supplement; and

•	the prospectus.

We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

Unless indicated in the applicable prospectus supplement, we have not taken any action that would permit us to publicly sell these securities in any jurisdiction outside the United States. If you are an investor outside the United States, you should inform yourself about, and comply with, any restrictions as to the offering of the securities and the distribution of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell the debt securities, common stock, preferred stock, warrants, depositary shares or units consisting of a combination of these securities described in this prospectus in one or more offerings, up to $50.0 million. This prospectus provides you with a general description of the securities covered by it. Each time we offer any of these securities, we will provide a prospectus supplement that will contain specific information about the terms of the offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “Investar,” “we,” “us,” “our,” “Company” or similar references mean Investar Holding Corporation. References in this prospectus to “Investar Bank” and “Bank” mean Investar Bank, the wholly-owned banking subsidiary of Investar Holding Corporation. The Bank is a Louisiana-chartered commercial bank and a non-member bank of the Board of Governors of the Federal Reserve System (“Federal Reserve”). The main office of the Bank is located in Baton Rouge, Louisiana.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. Our SEC filings are also available to you on the SEC’s Internet site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s Internet site

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document that we file separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any information that is superseded by information that is included directly in this document or in a more recent incorporated document.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC.

SEC Filings	Period or Date Filed (as applicable)
Annual Report on Form 10-K	Year ended December 31, 2015

Quarterly Report on Form 10-Q	Quarters ended March 31, 2016, June 30, 2016 and September 30, 2016

Current Reports on Form 8-K (in each case other than those portions furnished under Items 2.02 or 7.01 of Form 8-K)	Our Current Reports on Form 8-K filed with the SEC on February 19, 2016, May 17, 2016, May 19, 2016, June 30, 2016 and October 20, 2016

The information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A	Filed with the SEC on April 18, 2016

This prospectus also incorporates by reference the description of our common stock contained in our registration statement on Form 8-A, filed on June 26, 2014, including any amendment or report filed to update such description.

In addition, we also incorporate by reference all future documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of our initial registration statement relating to the securities until the completion of the distribution of the securities covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (other than Current Reports furnished under Items 2.02 or 7.01 of Form 8-K), as well as proxy statements.

The information incorporated by reference contains information about us and our financial condition and results of operation and is an important part of this prospectus.

You can obtain any of the documents incorporated by reference in this document through us, or from the SEC through the SEC’s Internet world wide web site at www.sec.gov. Documents incorporated by reference are available from us without charge, excluding any exhibits to these documents, unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following address:

Investar Holding Corporation

7244 Perkins Road

Baton Rouge, Louisiana 70808

Attention: John J. D’Angelo

Telephone: (225) 227-2222

In addition, we maintain a corporate web site, www.investarbank.com. On our web site, we make available our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the SEC. This reference to our web site is for the convenience of investors as required by the SEC and shall not be deemed to incorporate any information on the web site into this prospectus.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, those contained in this prospectus or in any of the materials that we have incorporated into this prospectus. If anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, as well as other written communications made from time to time by us and oral communications made from time to time by our authorized officers, may contain statements relating to our future results (including certain projections and business trends) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” Examples of forward-looking statements include, but are not limited to, possible or assumed estimates with respect to our financial condition, expected or anticipated revenue, and results of our operations and business, including earnings growth determined using generally accepted accounting principles; origination volume in our mortgage, commercial and consumer lending businesses; competitive products and pricing; demand for loans and deposits; asset quality, loan delinquency rates and levels of non-performing assets; impairment charges with respect to investment securities; current and future capital management programs; non-interest income levels; market share; our ability to control costs and expenses; and other business operations and strategies. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the PSLRA.

We caution you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to:

•	the factors identified below and in this prospectus under the heading “Risk Factors;”

•	prevailing economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the banking industry;

•

interest rate trends, changes in interest rates, deposit flows, loan demand, real estate values and competition, which can materially affect, among other things, origination levels in our lending businesses and the level of defaults, losses and prepayments on loans we have made and make;

•	changes in the quality or composition of the loan or investment portfolios;

•	factors driving impairment charges on investments;

•	our ability to retain key members of management;

•

our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames;

•	our timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by customers;

•	operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which we are highly dependent;

•	changes in accounting principles, policies, and guidelines;

•	changes in any applicable law, rule, regulation or practice with respect to tax or legal issues;

•	litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of other matters before regulatory agencies, whether pending or commencing in the future; and

•	other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control. Readers are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date of this prospectus. Except as may be required by applicable law or regulation, we assume no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

INVESTAR HOLDING CORPORATION

Investar Holding Corporation, headquartered in Baton Rouge, Louisiana, provides full banking services, excluding trust services, through its wholly-owned banking subsidiary, Investar Bank, a state chartered bank. The Company’s primary market is South Louisiana and it currently operates 10 full service banking offices located throughout its market. At September 30, 2016, Investar had 155 full-time equivalent employees.

As of September 30, 2016, Investar had consolidated assets of $1.2 billion, consolidated deposits of $907.1 million and consolidated stockholders’ equity of $113.6 million. Shares of our common stock are traded on The Nasdaq Global Select Market under the trading symbol “ISTR.”

Our principal executive offices are located at 7244 Perkins Road, Baton Rouge, Louisiana 70808 and our telephone number is (225) 227-2222. We maintain an Internet website at www.investarbank.com. Neither this website nor the information on this website is included or incorporated into, or is a part of, this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page  1.

RISK FACTORS

An investment in our securities involves significant risks. Our business, operating results and cash flows can be impacted by a number of factors, any one of which could cause our actual results to vary materially from recent results or from our anticipated future results. You should carefully consider the risks and uncertainties and the risk factors set forth in the documents and reports filed with the SEC that are incorporated by reference into this prospectus, as well as any risks described in any applicable prospectus supplement, before you make an investment decision regarding the securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the applicable prospectus supplement relating to a specific issue of securities. Our general corporate purposes will likely include support for organic growth, and may also include financing possible acquisitions of branches or other financial institutions or financial service companies or diversification into other banking-related businesses.

The precise amounts and the timing of our use of the net proceeds will depend upon market conditions, our subsidiary’s funding requirements, the availability of other funds and other factors. Until we use the net proceeds from the sale of any of our securities for general corporate purposes, we will use the net proceeds for temporary investments.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES

The following table sets forth our historical ratio of earnings to fixed charges and our ratio of combined fixed charges to earnings. You should read this table in conjunction with the consolidated financial statements and notes to the consolidated financial statements that are incorporated by reference into this prospectus.

A statement setting forth details of the computation of the ratios below is included as Exhibit 12.1 to the registration statement.

	Nine Months Ended September 30, 2016	Years Ended December 31,
		2015	2014	2013	2012	2011
Ratios of Earnings to Fixed Charges
Excluding deposits	10.55	17.75	17.27	17.86	19.45	12.20
Including deposits	2.43	2.80	2.40	2.25	2.31	1.58

Ratios of Earnings to Combined Fixed Charges
Excluding deposits	10.55	17.75	17.27	17.86	19.45	12.20
Including deposits	2.43	2.80	2.40	2.25	2.31	1.58

We have computed the ratio of earnings to combined fixed charges set forth above by dividing pre-tax income before fixed charges by fixed charges dividends. Fixed charges represent interest expensed and capitalized.

REGULATION AND SUPERVISION

Our banking subsidiary, Investar Bank, is a Louisiana-chartered commercial bank and its deposit accounts are insured by the DIF of the FDIC. The Bank is a non-member bank and is a member of Federal Home Loan Bank systems. The Bank is subject to supervision, examination and regulation by the Louisiana Office of Financial Institutions (“OFI”) and the FDIC. Asset growth, deposits, reserves, investments, loans, consumer law compliance, issuance of securities, payment of dividends, establishment of banking offices, mergers and consolidations, changes in control, electronic funds transfer, management practices and other aspects of operations are subject to regulation by the appropriate federal and state supervisory authorities.

Investar Bank must file reports with the OFI and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals before entering into certain transactions such as mergers with, or acquisitions of, other depository institutions. Furthermore, Investar Bank is periodically examined by the OFI and the FDIC to assess compliance with various regulatory requirements, including safety and soundness considerations. This regulation and supervision establishes a comprehensive framework of activities in which Investar Bank can engage, and is intended primarily for the protection of the DIF and depositors rather than for the protection of security holders. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of loan loss allowances for regulatory purposes.

As a financial holding company, we are subject to comprehensive regulation, examination and supervision by the Federal Reserve under the Bank Holding Company Act of 1956, as amended (the “BHCA”), and the regulations of the Federal Reserve. The Federal Reserve also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders, and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

Because we are a holding company, our rights and the rights of our creditors, including the holders of the debt securities and the preferred stock and common stock we are offering under this prospectus, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

The Federal Reserve has the power to prohibit dividends by bank holding companies if their actions constitute unsafe or unsound practices. The Federal Reserve has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve’s view that a bank holding company should pay cash dividends only to the extent that the company’s net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the company’s capital needs, asset quality and overall financial condition. The Federal Reserve also indicated that it would be inappropriate for a bank holding company experiencing serious financial problems to borrow funds to pay dividends. Under the prompt corrective action regulations adopted by the Federal Reserve, the Federal Reserve may prohibit a bank holding company from paying any dividends if the holding company’s bank subsidiary is classified as “undercapitalized.”

Further, a Louisiana-chartered commercial bank may not pay dividends unless the bank has unimpaired surplus equal to 50% of its outstanding capital stock, both before and after giving effect to the dividend payment.

Subject to satisfying such requirement, Investar Bank may pay dividends to us without the approval of the OFI so long as the amount of the dividend does not exceed its net profits earned during the current year combined with its retained earnings for the immediately preceding year; the OFI must approve any proposed dividend in excess of this threshold.

Under federal law, Investar Bank may not pay any dividend to us if the Bank is undercapitalized or the payment of the dividend would cause it to become undercapitalized or if the Bank has failed to pay its deposit insurance assessment. The FDIC may further restrict the payment of dividends by requiring the Bank to maintain a higher level of capital than would otherwise be required to be adequately capitalized for regulatory purposes. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe banking practice, and the FDIC can order a bank to cease any such practice. Finally, it is FDIC policy that insured depository institutions generally should pay dividends only out of current operating earnings.

For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries, and specific information relevant to us, you should refer to our Annual Report on Form 10-K for the year ended December 31, 2015, and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus. A change in the statutes, regulations or regulatory policies applicable to us or our subsidiaries may have a material effect on our business.

Changes to the laws and regulations can affect the operating environment of bank holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether those changes in laws and regulations will occur, and, if changes do occur, the ultimate effect they would have upon our or our subsidiaries’ financial condition or results of operations.

DESCRIPTION OF DEBT SECURITIES

General

The debt securities will be:

•	our direct unsecured general obligations; and

•	either senior debt securities or subordinated debt securities.

Senior debt securities will be issued under an indenture we call the “senior indenture” and subordinated debt securities will be issued under a separate indenture we call the “subordinated indenture.” Together the senior indenture and the subordinated indenture are called the “indentures,” and the senior debt securities and the subordinated debt securities are called “debt securities.”

We have not restated these indentures in their entirety in this description. We have filed the forms of the indentures as exhibits to the registration statement of which this prospectus is a part. We urge you to read the indentures, because they, and not this description, control your rights as holders of the debt securities. The following description of the indentures is not complete and is subject to, and qualified in its entirety by reference to, all the provisions in the respective indentures. In the summary below, we have included references to section numbers of the applicable indenture so that you can easily locate these provisions. Capitalized terms used in the summary have the meanings specified in the indentures.

Neither indenture limits the amount of debt securities that we may issue under the indenture from time to time in one or more series. We may in the future issue debt securities under either indenture. At the date of this prospectus, we had not issued any debt securities under either indenture.

We could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise adversely affect our capital structure or credit rating.

The debt securities will be our exclusive obligations. Neither indenture requires our subsidiaries to guarantee the debt securities. As a result, the holders of debt securities will generally have a junior position to claims of all creditors and preferred stockholders of our subsidiaries.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

A prospectus supplement and any supplemental indenture relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

•	the form and title of the debt securities;

•	whether the debt securities are senior debt securities or subordinated debt securities and the terms of subordination;

•	any limit on the aggregate principal amount of the debt securities;

•	the person to whom any interest on a debt security of the series will be paid;

•	the date or dates on which we must repay the principal;

•	the denominations in which the debt securities will be issued;

•	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

•	the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

•	the currency or currency unit in which the debt securities will be paid, if not U.S. dollars;

•	any right we may have to defer payments of interest by extending the dates payments are due and whether interest on those deferred amounts will be payable as well;

•	the place where the principal of, and premium, if any, and interest on any debt securities will be payable;

•	the date or dates on which the debt securities will be issued and the principal, and premium, if any, of the debt securities that will be payable;

•	the rate or rates, which may be fixed or variable, that the debt securities will bear interest and the interest payment dates for the debt securities;

•	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

•	any mandatory or optional redemption provisions;

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the terms, if any, upon which the debt securities are convertible into other securities of ours or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	affirmative, negative and, with the case of our senior debt securities, financial covenants applicable with respect to the debt securities of the series;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	any deletion from, changes of or additions to the Events of Default (as defined below) or covenants;

•	any changes to the terms and condition upon which the debt securities can be defeased or discharged;

•	any restriction or other provision with respect to the transfer or exchange of the debt securities;

•	the identity of any other trustee, paying agent and security registrar, if other than the trustee; and

•	any other terms of the debt securities (Section 3.01).

We will maintain in each place specified by us for payment of any series of debt securities an office or agency where debt securities of that series may be presented or surrendered for payment, where debt securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon us in respect of the debt securities of that series and the related indenture may be served (Section 10.02).

Debt securities may be issued under an indenture as original issue discount securities to be offered and sold at a substantial discount below their principal amount. Material federal income tax, accounting and other considerations applicable to any such original issue discount securities will be described in any related prospectus supplement. “Original issue discount security” means any security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof as a result of the occurrence of an event of default and the continuation thereof (Section 1.01).

Provisions Only in the Senior Indenture

Payment of the principal, premium, if any, and interest on the senior debt securities will rank equally in right of payment with all of our other unsecured senior debt.

Provisions Only in the Subordinated Indenture

Payment of the principal, premium, if any, and interest on the subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to prior payment in full of all of our senior indebtedness, including senior debt securities and other debt to the extent described in a prospectus supplement. (Section 14.01 of the subordinated indenture)

Provisions in Both Indentures

Consolidation, Merger or Asset Sale

Each indenture generally allows us to consolidate or merge with a domestic person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a domestic person, association or entity. If this happens, the remaining or acquiring person, association or entity must assume all of our responsibilities and liabilities under the indentures including the payment of all amounts due on the debt securities and performance of the covenants in the indentures.

However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the indentures, which include the following requirements:

•	the remaining or acquiring person, association or entity is organized under the laws of the United States, any state within the United States or the District of Columbia;

•	the remaining or acquiring person, association or entity assumes our obligations under the indentures; and

•	immediately after giving effect to the transaction, no Default or Event of Default, as defined below, shall have occurred and be continuing.

The remaining or acquiring person, association or entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, the successor may exercise our rights and powers under the indentures, in our name or in its own name. If we sell or transfer all or substantially all of our assets, we will be released from all our liabilities and obligations under any indenture and under the debt securities. If we lease all or substantially all of our assets, we will not be released from our obligations under the indentures. (Sections 8.01 and 8.02)

Events of Default and Remedies

In the indentures, “Default” with respect to any series of debt securities means any event that is, or after notice or lapse of time or both would become, an Event of Default.

In the indentures, Event of Default with respect to any series of debt securities means any of the following:

•	failure to pay the principal of or any premium on any debt security of that series when due;

•	failure to pay interest on any debt security of that series for 30 days;

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subject to certain exceptions, failure to perform any other covenant in the indenture, other than a covenant a default in the performance of which has expressly been included in the indenture solely for the benefit of series of debt securities other than that series, that continues for 90 days after being given written notice as specified in the indenture;

•	our bankruptcy, insolvency or reorganization; or

•	any other Event of Default included in any indenture or supplemental indenture. (Section 5.01)

If an Event of Default with respect to a series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all of the outstanding debt securities of a particular series may declare the principal of all the debt securities of that series to be due and payable. When such declaration is made, such amounts will be immediately due and payable. The holders of a majority in principal amount of the outstanding debt securities of such series may rescind such declaration and its consequences if all existing Events of Default have been cured or waived, other than nonpayment of principal or interest that has become due solely as a result of acceleration. (Section 5.02)

Holders of a series of debt securities may not enforce the indenture or the series of debt securities, except as provided in the indenture or a series of debt securities. (Section 5.07) The trustee may require indemnity satisfactory to it before it enforces the indenture or such series of debt securities. (Section 6.03) Subject to certain limitations, the holders of a majority in principal amount of the outstanding debt securities of a particular series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power of the trustee. (Section 5.12) The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal or interest, if the board of directors, the executive committee or a trust committee of directors or responsible officers of the trustee considers such withholding of notice to be in the best interests of the holders. (Section 6.02)

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. Further, an Event of Default under the debt securities of any series will not necessarily constitute an event of default under our other indebtedness or vice versa.

Modification of Indentures

Under each indenture, generally we and the trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of any series affected by the modification, voting as one class. No modification of the principal or interest payment terms, no modification reducing the percentage required for modifications, no change in our obligation to maintain an office or agency for payment of the debt securities and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent. (Section 9.02)

In addition, we and the trustee may amend the indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

•	curing ambiguities or correcting defects or inconsistencies;

•	evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

•	providing for a successor trustee;

•	qualifying the indentures under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the “Trust Indenture Act;”

•	complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

•	adding provisions relating to a particular series of debt securities that does not materially adversely affect the interests of any holder of debt securities of any series. (Section 9.01)

Discharging Our Obligations

We may choose either to discharge our obligations on the debt securities of any series in a legal defeasance, or to release ourselves from our covenant restrictions on the debt securities of any series in a covenant defeasance. We may do so at any time on the 91st day after we deposit with the trustee sufficient cash or government securities to pay the principal, interest, any premium and any other sums due from the date of defeasance to the stated maturity date or a redemption date of the debt securities of the series. If we choose the legal defeasance option, the holders of the debt securities of the series will not be entitled to the benefits of the indenture except for registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities, conversion or exchange of debt securities, sinking fund payments and receipt of principal and interest on the original stated due dates or specified redemption dates. (Section 13.02)

We may discharge our obligations on the debt securities of any series or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver an opinion of our legal counsel that the discharge will not result in holders having to recognize taxable income or loss or subject them to different tax treatment. In the case of legal defeasance, this opinion must be based on either an IRS letter ruling or change in federal tax law. We may not have a default on the debt securities discharged on the date of deposit. The discharge may not violate any of our agreements. The discharge may not result in our becoming an investment company in violation of the Investment Company Act of 1940.

Concerning the Indenture Trustee

We will designate a trustee under the senior indenture and the subordinated indenture before the issuance of the debt securities.

Under provisions of the indentures and the Trust Indenture Act governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior or subordinated debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with its terms and conditions.

The trustee may resign or be removed by us with respect to one or more series of debt securities and a successor trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the trustee with respect to the debt securities of such series. (Section 6.10)

Each indenture contains certain limitations on the right of the trustee thereunder, if it becomes our creditor, to obtain payment of claims in some cases, or to realize on property received in respect of any such claim, as security or otherwise. (Section 6.13)

The trustee is required to submit an annual report to the holders of the debt securities regarding, among other things, the trustee’s eligibility to serve, the priority of the trustee’s claims regarding certain advances made by it, and any action taken by the trustee materially affecting the debt securities.

Each indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of an indenture, every application by us for action by the trustee shall be accompanied by a certificate of our officers and an opinion of counsel, who may be our counsel, stating that, in the opinion of the signers, we have complied with all conditions precedent to the action. (Section 1.02)

Governing Law

The indentures are and the debt securities will be governed by the laws of the State of New York.

No Personal Liability of Officers, Directors, Employees or Stockholders

Our officers, directors, employees and stockholders will not have any liability for our obligations under the indentures or the debt securities. Each holder of debt securities, by accepting a debt security, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities.

Form, Denominations and Registration; Book Entry Only System

Unless otherwise indicated in a prospectus supplement, the debt securities of a series will be issued only in fully registered form, without coupons, in denominations of $1,000 or integral multiples thereof. (Section 3.02) You will not have to pay a service charge to transfer or exchange debt securities of a series, but we may require you to pay for taxes or other governmental charges due upon a transfer or exchange. (Section 3.05)

Unless otherwise indicated in a prospectus supplement, each series of debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or any successor depositary, which we call a “depositary,” and will be represented by one or more global notes registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners in the global notes will be represented through financial institutions acting on their behalf as direct or indirect participants in DTC.

Ownership of beneficial interests in a global note will be limited to persons, called participants, who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of these ownership interests will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

So long as DTC, or its nominee, is the registered owner or holder of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities of that series represented by such global note for all purposes of the indenture, the debt securities of that series and applicable law. In addition, no beneficial owner of an interest in a global note will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those under the applicable indenture.

Payments on debt securities represented by global notes will be made to DTC or its nominee, as the registered owner thereof. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in global notes, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any action taken or omitted to be taken by the depositary or any participant.

We expect that DTC or its nominee will credit participants’ accounts on the payable date with payments in respect of a global note in amounts proportionate to their respective beneficial interest in the principal amount of such global note as shown on the records of DTC or its nominee, unless DTC has reason to believe that it will not receive payment on the payable date. We also expect that payments by participants to owners of beneficial interests in such global note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in accordance with DTC rules. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests in a global note to such persons may be impaired. Because DTC can only act on behalf of participants, who in turn act on behalf of others, such as securities brokers and dealers, banks and trust companies, called indirect participants, the ability of a person having a beneficial interest in a global note to pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be impaired by the lack of a physical certificate of that interest.

DTC will take any action permitted to be taken by a holder of debt securities of a series only at the direction of one or more participants to whose account interests in global notes are credited and only in respect of such portion of the aggregate principal amount of the debt securities of a series as to which such participant or participants has or have given such direction.

If (1) the depositary notifies us that it is unwilling or unable to continue as depositary or if the depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days or (2) an Event of Default with respect to a series of debt securities shall have occurred and be continuing, the respective global notes representing the affected series of debt securities will be exchanged for debt securities in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations. Such definitive debt securities will be registered in such name or names as the depositary instructs the trustee. Such instructions will most likely be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global notes.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its direct participants, including those who may act as underwriters of our debt securities, and by the New York Stock Exchange, Inc., the NYSE MKT LLC and the Financial Industry Regulatory Authority. Access to the DTC system is also available to others such as indirect participants that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Although DTC has agreed to the foregoing procedures to facilitate transfers of interests in global notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we, the trustee, any underwriter nor any paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

DESCRIPTION OF COMMON STOCK

The following discussion summarizes the material terms of our capital stock. This discussion does not purport to be a complete description of these rights and may not contain all of the information regarding our capital stock that is important to you. We are a Louisiana corporation, and thus the Louisiana Business Corporation Law, or LBCL, other applicable Louisiana law and our restated articles of incorporation and by-laws delineate the rights of our shareholders generally. Reference is made to the more detailed provisions of our restated articles of incorporation and by-laws, copies of which are filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law.

General

Our restated articles of incorporation authorize us to issue a total of 40,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, no par value per share. No shares of preferred stock are currently outstanding. We may issue authorized but unissued shares of our capital stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange.

Common Stock

As of December 19, 2016, 7,099,283 shares of our common stock were issued and outstanding and held by approximately 606 shareholders of record. We have reserved an additional 125,932 shares for issuance in connection with stock awards granted under our Equity Incentive Plan, 474,068 have been issued in the form of stock option grants and restricted stock awards as of the date of this prospectus. Each share of our common stock is non-assessable and has the same rights, preferences and privileges as every other share of common stock.

Voting. Each share of common stock entitles the holder thereof to one vote in the election of directors and on all other matters submitted to the vote of our shareholders. Holders of our common stock are not entitled to cumulate their votes in the election of directors.

With respect to any matter other than the election of directors or a matter for which a different approval threshold is established by Louisiana law or our restated articles of incorporation (as described below), a matter submitted to the shareholders will be approved if a majority of the votes cast are in favor of such matter, at a meeting at which a quorum is present. Directors are elected by a plurality vote. Also, our restated articles of incorporation require a vote of two-thirds of the voting power present to approve (1) an amendment to the articles of incorporation, (2) a merger, consolidation or share exchange to which we are a party or the sale, lease or transfer of all or substantially all of our assets (this threshold is also the default provision in the LBCL) or (3) our dissolution.

Dividends. Subject to the legal and regulatory restrictions discussed elsewhere in this prospectus and to the rights of holders of any preferred securities that we may issue, holders of our common stock are entitled to share equally in dividends when, as, and if declared by our board of directors out of funds legally available therefor.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive, on a pro-rata per share basis, any assets available for distribution to our shareholders after the payment of debts and liabilities and after the distribution to holders of any outstanding shares of our capital stock hereafter issued with prior rights upon liquidation.

Preemptive and other rights. Holders of our common stock do not have preemptive, conversion or redemption rights.

Selected Provisions of the Louisiana Business Corporation Law and our Restated Articles of Incorporation and By-laws

Provisions with anti-takeover effects. Our restated articles of incorporation and by-laws as well as the LBCL contain certain provisions that may make it more difficult to acquire control of us by means of a tender offer, open market purchase, proxy contest or otherwise, even if shareholders may consider the proposed transaction to be in their best interests or will receive a substantial premium for their shares. These provisions, which are summarized below, are designed to encourage persons seeking to acquire control of us to negotiate with our directors. We believe that, as a general rule, the interests of our shareholders are best served if any change in control results from negotiations with our board rather than from an unsolicited proposal. As mentioned above, both the LBCL and our restated articles of incorporation require any merger, consolidation or share exchange to which we are a party or any sale of all or substantially all of our assets to be approved by a vote of at least two-thirds of the voting power present at any meeting called to approve such matter.

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Authority to issue “blank check” preferred stock. As discussed above, our board of directors is authorized to issue, without further approval from our shareholders, a series of “blank check” preferred stock. This authorization may operate to provide anti-takeover protection for us because, if a merger, tender offer or other attempt to gain control of us is proposed and our board does not believe the proposed transaction is in our or our shareholders’ best interests, the board can quickly issue shares of preferred stock with rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.” The authorization to issue preferred stock may also benefit present management. Since a potential acquiror may be discouraged from attempting a takeover on account of the board’s ability to issue preferred stock, management may be able to retain its position more easily. Our board, however, does not intend to issue any preferred stock except on terms that it deems to be in the best interest of the Company and our shareholders.

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Shareholder’s right to call a special meeting. Our by-laws provide that a shareholder (or group of shareholders) may not call a special meeting of shareholders unless such shareholder(s) owns at least 25% of our outstanding stock.

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Increase in board size. Our board of directors has the power to increase, between annual meetings, the number of persons serving as directors and to fill the vacancies so created by a majority vote of the directors present at the meeting. This may dissuade a third party from attempting to take control of us by means of a proxy contest.

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Advance notice requirements. Our by-laws require a shareholder who desires to nominate a candidate for election to the board of directors or to raise new business at an annual shareholders’ meeting to provide us advance notice not earlier than 120 days and not later than 90 days prior to the first anniversary of the immediately preceding year’s annual meeting. If the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from the anniversary date of the previous year’s meeting, to be timely a shareholder must deliver advance notice not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the public announcement of the date of our annual meeting is less than 100 days prior to the annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Any shareholder wishing to nominate a candidate for election as a director or to raise new business at an annual shareholders’ meeting must also provide detailed information about the nominee or business and satisfy certain other conditions. Because of the timing requirements and the detailed information that must be provided under our advance notice by-law, a third party may be discouraged from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

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No cumulative voting. Shareholders are not permitted to cumulate their votes in the election of directors. As a result, holders of a majority of outstanding common stock have the power to elect all of the directors standing for election, which may discourage a third party from nominating its own candidate(s) for election to our board.

•	By-law amendment. Our board of directors can amend our by-laws without shareholder approval.

In addition, as noted above, we may issue authorized but unissued shares of our capital stock in the future without shareholder approval, unless otherwise required by applicable law or the rules of any applicable securities exchange. This power may enable our board of directors to sell shares of our common or preferred stock to individuals or groups whom the board perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization.

Finally, the LBCL includes certain provisions applicable to Louisiana corporations, such as the Company, which may be deemed to have an anti-takeover effect or otherwise discriminate against a holder of our securities on account of such holder owning a substantial amount of our common stock. Such provisions include rights of shareholders to receive from the corporation the fair cash value of their shares of stock following a control transaction from a controlling person or group and requirements relating to certain business combinations.

Under the LBCL’s control share acquisition statutes, any person who acquires “control shares” will be able to vote such shares only if the right to vote is approved by the affirmative vote of at least a majority of both (1) all the votes entitled to be cast by shareholders and (2) all the votes entitled to be cast by shareholders excluding “interested shares.” “Control shares” are shares that would entitle the holder thereof, assuming the shares had full voting rights, to exercise voting power within any of the following ranges: (a) 20% or more but less than one-third of all voting power; (b) one-third or more but less than a majority of all voting power; or (c) a majority or more of all voting power. Any acquisition that would result in the ownership of control shares in a higher range would require an additional vote of shareholders. “Interested shares” include control shares and any shares held by an officer or employee who is also a director of the corporation. If the control shares are provided full voting rights and the acquiring person has acquired control shares representing a majority or more of all voting power, all shareholders have dissenters’ rights entitling them to receive from the corporation the “fair cash value” of their shares, which cannot be less than the highest price paid per share by the acquiring person to acquire the control shares.

The LBCL’s fair price protection statutes govern “business combinations” involving an “interested shareholder.” The LBCL defines a “business combination” generally to include the following:

•	any merger, consolidation or share exchange of the corporation with an “interested shareholder” or affiliate thereof;

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any sale, lease, transfer or other disposition, other than in the ordinary course of business, of assets equal to 10% or more of the market value of the corporation’s outstanding stock or of the corporation’s net worth to any interested shareholder or affiliate thereof in any 12-month period;

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the issuance or transfer by the corporation of equity securities of the corporation with an aggregate market value of 5% or more of the total market value of the corporation’s outstanding stock to any interested shareholder or affiliate thereof, except in certain circumstances;

•	the adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or affiliate thereof; or

•	any reclassification of the corporation’s stock or merger which increases by 5% or more the ownership interest of the interested shareholder or any affiliate of the corporation.

“Interested shareholder” includes any person who beneficially owns, directly or indirectly, 10% or more of the corporation’s outstanding voting stock, or any affiliate thereof who had such beneficial ownership during the preceding two years, excluding in each case the corporation, its subsidiaries and their benefit plans.

Under the LBCL, a business combination must be approved by any vote otherwise required by law or the articles of incorporation, and by the affirmative vote of at least each of the following: (1) 80% of the total outstanding voting stock of the corporation, voting together as a single group; and (2) two-thirds of the outstanding voting stock held by persons other than the interested shareholder, voting together as a single group. However, the supermajority vote requirements are not applicable if the business combination meets certain minimum price requirements and other procedural safeguards, or if the transaction is approved by our board prior to the time that the interested shareholder first became an interested shareholder.

Action by Written Consent. Under the LBCL, unless otherwise provided in a corporation’s articles of incorporation, no action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting unless such written consent is signed by all shareholders. Our restated articles of incorporation do not contain a provision allowing for less than unanimous written consent. As a result, the requirement that actions taken by written consent be unanimous ensures that shareholders cannot effect a business combination or other corporate action without the knowledge and involvement of all of our shareholders.

Indemnification. Our restated articles of incorporation and by-laws provide generally that we will indemnify and hold harmless, to the fullest extent permitted by Louisiana law, our directors and officers, as well as other persons who have served as directors, officers, fiduciaries or in other representative capacities, serving at our request in connection with any actual or threatened action, proceeding or investigation, subject to limited exceptions. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Finally, our ability to provide indemnification to our directors and officers is limited by federal banking laws and regulations.

Limitation of liability. Our restated articles of incorporation limit the personal liability of our directors in actions brought on our behalf or on behalf of our shareholders for monetary damages as a result of a director’s acts or omissions while acting in a capacity as a director, with certain exceptions. Our restated articles of incorporation do not eliminate or limit our right or the right of our shareholders to seek injunctive or other equitable relief not involving monetary damages.

Restrictions on Ownership

The BHCA generally would prohibit any company that is not engaged in financial activities and activities that are permissible for a bank holding company or a financial holding company from acquiring control of us. “Control” is generally defined as ownership of 25% or more of the voting stock or other exercise of a controlling influence. In addition, any existing bank holding company would need the prior approval of the Federal Reserve before acquiring 5% or more of our voting stock. The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring control of a bank holding company unless the Federal Reserve has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Investar could constitute acquisition of control of the bank holding company. Louisiana law generally requires the prior approval of the Commissioner before a person, group of persons, or company may acquire 25% or more of our voting stock or otherwise exercise a controlling influence over the direction of the management or policy of Investar or Investar Bank.

DESCRIPTION OF PREFERRED STOCK

General

Our restated articles of incorporation permit us to issue one or more series of preferred stock and authorize our board of directors to fix the designations, preferences and relative, participating, optional or other special rights (including voting rights), qualifications and limitations of any such series of preferred stock, without further shareholder approval. Each share of a series of preferred stock will have the same relative rights as, and be identical in all respects with, all the other shares of the same series. While the terms of preferred stock may vary from series to series, investors should assume that all shares of preferred stock that we may issue will be senior to our common stock in respect of distributions and on liquidation.

Although the creation and authorization of preferred stock does not, in and of itself, have any effect on the rights of the holders of our common stock, the issuance of one or more series of preferred stock may affect the holders of common stock in a number of respects, including the following: by subordinating our common stock to the preferred stock with respect to dividend rights, liquidation preferences and other rights, preferences, and privileges; by diluting the voting power or the earnings per share of our common stock; and by issuing common stock, upon the conversion of the preferred stock, at a price below the fair market value or original issue price of the common stock that is outstanding prior to such issuance.

The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

•	the designation and stated value per share of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	the price at which the preferred stock will be issued;

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the dividend rate or method of calculation, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange provisions;

•	whether we have elected to offer depositary shares as described in this prospectus under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described in this prospectus under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding up, and dissolution, rank:

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senior to all classes of common stock and all equity securities issued by us, the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us, the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us, the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as, and if declared by our board of directors, cash dividends at such rates and on such dates, if any, described in the applicable prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or before the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Rights Upon Liquidation

If we dissolve, liquidate, or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of the preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, they will have no right or claim to any of our remaining assets.

Because we are a bank holding company, our rights, the rights of our creditors and of our stockholders, including the holders of the preferred stock offered by this prospectus, to participate in the assets of any subsidiary upon the subsidiary’s liquidation or recapitalization may be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Redemption

We may provide that a series of the preferred stock may be redeemable, in whole or in part, at our option, with prior Federal Reserve approval, if required. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the applicable prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring such shares pursuant to a purchase or exchange offer made on the same terms to holders of all such shares outstanding.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as otherwise required by law or in our articles of incorporation.

Under regulations adopted by the Federal Reserve, if the holders of any series of the preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting stock” and a holder of 10% or more of such class of securities under certain circumstances may then be subject to regulation as a bank holding company or be deemed in control in accordance with federal law.

Exchangeability

We may provide that the holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the applicable prospectus supplement. Unless otherwise provided in the applicable prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by such depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase debt securities, preferred stock, depositary shares or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock, depositary shares or common stock, or any combination of those securities in the form of units, as described in the appropriate prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit before the warrants’ expiration date. Below is a description of certain general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the applicable prospectus supplement.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	any applicable anti-dilution provisions;

•	any applicable redemption or call provisions;

•	the circumstances under which the warrant exercise price may be adjusted;

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whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material United States federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of the preferred stock or common stock purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, preferred stock, depositary shares or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of preferred stock, the number of depositary shares or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Outstanding Warrants

SLBB Warrants. In connection with its acquisition of South Louisiana Business Bank (“SLBB”), Investar Bank assumed outstanding warrants to purchase SLBB common stock (which were issued in connection with SLBB’s organization). The terms of these warrants were adjusted to reflect the terms of the merger agreement between Investar Bank and SLBB. There are 124,275 warrants outstanding that are exercisable at a price of $13.33 per share and expire on July 1, 2018.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	the terms of the unit agreement governing the units;

•	United States federal income tax considerations relevant to the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the form of unit agreement, which will be filed with the SEC in connection with the offering of such units, and, if applicable, collateral arrangements and depositary arrangements relating to such units.

PLAN OF DISTRIBUTION

We may offer and sell these securities in any one or more of the following ways:

•	to the public through a group of underwriters managed or co-managed by one or more underwriters, or through dealers;

•	through one or more agents;

•	directly to purchasers; or

•	through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to those prevailing market prices; or

•	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any agents, dealers or underwriters included in the offer and sale of the securities;

•	the public offering or purchase price and the proceeds we will receive from the sale of the securities;

•	any discounts and commissions to be allowed or paid to the agents or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act or to contribute to payments the agents or the underwriters may be required to make.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to those contracts will be equal to, the respective amounts stated in the applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but will in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

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the purchase by an institution of the debt securities covered under that contract will not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the debt securities are also being sold to underwriters acting as principals for their own account, the underwriters will have purchased those debt securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will issue and sell shares of our common stock to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell shares on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any shares of our common stock sold will be sold at prices related to the then prevailing market prices for our common stock. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus. If any underwriter or agent acts as principal, or broker-dealer acts as underwriter, it may engage in certain transactions that stabilize, maintain or otherwise affect the price of our securities. We will describe any such activities in the applicable prospectus supplement relating to the transaction.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Each series of securities other than common stock will be a new issue of securities with no established trading market. Any underwriters to whom offered securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering. The securities offered by this prospectus may or may not be listed on a national securities exchange or a foreign securities exchange. No assurance can be given as to the liquidity or activity of any trading in the offered securities.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Rule 5110.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of our common stock to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell shares of our common stock short using this prospectus and deliver our common stock covered by this prospectus to close out such short positions, or loan or pledge our common stock to financial institutions that in turn may sell the shares of our common stock using this prospectus. We may pledge or grant a security interest in some or all of our common stock covered by this prospectus to support a derivative or hedging position or other obligations and, if we default in the performance of our obligations, the pledges or secured parties may offer and sell our common stock from time to time pursuant to this prospectus.

We also may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Certain of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

LEGAL OPINIONS

The validity of the securities offered hereby will be passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Investar Holding Corporation as December 31, 2015 and 2014, and for each of the years in the three-year period ended December 31, 2015 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been incorporated herein, in reliance upon the reports of Postlethwaite & Netterville, APAC an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

$30,000,000

Common Stock

Prospectus Supplement

Book-Running Manager

SANDLER O’NEILL + PARTNERS, L.P.

Lead Manager

RAYMOND JAMES

Co-Managers

HOVDE GROUP, LLC

PIPER JAFFRAY

March 17, 2017